                                                                     EXHIBIT 5.1



                             PORTER & HEDGES, L.L.P.
                         ATTORNEYS AND COUNSELORS AT LAW
                            700 LOUISIANA, 35TH FLOOR
                            HOUSTON, TEXAS 77002-2764

                             ---------------------
                                                             MAILING ADDRESS:
                           TELECOPIER (713) 228-1331          P.O. BOX 4744
                            TELEPHONE (713) 226-0600      HOUSTON, TX 77210-4744



                                  June 1, 2004




Grey Wolf, Inc.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042

         Re:   REGISTRATION STATEMENT FORM S-3 GREY WOLF, INC.

Ladies and Gentlemen:

         We have acted as counsel to Grey Wolf, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on a Registration Statement on Form S-3 (the "Registration Statement") of the offer and resale from time to time of 4,985,480 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock").

         We have examined such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company. No opinion is expressed herein as to any matter governed by any law other than the laws of the State of Texas and the federal securities laws of the United States of America, each as in effect on the date hereof.

         Based upon such examination and review, we are of the opinion that (1) the Shares (other than Shares issuable upon the exercise of options) are duly authorized, legally issued, and, to our knowledge, are fully paid and non-assessable; and (2) the Shares issuable upon exercise of options, if, as and when issued by the Company, are duly authorized and, upon exercise thereof in the manner and for the consideration expressed in such options, will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.


                                          Very truly yours,


                                          /s/ Porter & Hedges, L.L.P.

                                          PORTER & HEDGES, L.L.P.






                                       2